Exhibit 99.1

                                                         Media contact:
                                                         Gordon R. Manuel
                                                         864-282-9448

                                                         Analyst contact:
                                                         William G. Harvey
                                                         864-282-9413



FOR IMMEDIATE RELEASE
THURSDAY, JULY 24, 2003

                        BOWATER ANNOUNCES SECOND QUARTER
                             2003 FINANCIAL RESULTS

GREENVILLE, SC - Bowater Incorporated (NYSE: BOW) reported a net loss of $25.7 million or $0.45 per diluted share on sales of $664.1 million for the second quarter of 2003. These results compare with a net loss of $53.7 million, or $0.95 per diluted share, on sales of $646.8 million in the second quarter of 2002. Before special items, the net loss for the second quarter of 2003 was $49.1 million, or $0.86 per diluted share, compared with the 2002 second quarter net loss before special items of $43.3 million or $0.77 per diluted share.

         Second quarter 2003 special items, net of tax, consisted of a $64.5 million gain related to asset sales, a severance charge of $13.5 million and a $27.6 million charge resulting from foreign currency changes. Special items, net of tax, in the second quarter of 2002 consisted of a $2.2 million gain related to asset sales and a $12.6 million charge resulting from foreign currency changes.

         "Improvements in pricing were offset by cost increases as well as lower pulp shipments," said Arnold M. Nemirow, Chairman, President and Chief Executive Officer, "As a result, the recovery in our financial results has been slower than anticipated, but we do expect continued improvements for the balance of the year."

         The strengthening of the Canadian dollar during the second quarter impacted operating income by $12 million as compared to the first quarter. Fiber costs increased by $4 million during the quarter. The company previously announced a nine-day shut at its Thunder Bay, Ontario mill commencing June 28, 2003, due to a wood fiber shortage. Production at the Thunder Bay mill resumed on July 7, 2003, and wood fiber flows to the mill have returned to normal levels.


                                     (more)

                              FINANCIAL HIGHLIGHTS
                    ($ in millions, except per-share amounts)


                                                                             Three months ended          Six months ended
                                                                                  June 30,                   June 30,
                                                                             2003          2002         2003          2002
                                                                             ----          ----         ----          ----


Sales                                                                        $664.1        $646.8       $1,294.6      $1,271.0
                                                                             ------        ------       --------      --------
Net loss                                                                     $(25.7)       $(53.7)      $(97.4)       $(43.5)
                                                                             ------        ------       ------        ------
Loss per diluted share (In accordance with GAAP)                             $(0.45)       $(0.95)      $(1.71)       $(0.77)


Special Items, net of tax, (per diluted share)
Sale of assets (gain) loss                                                   $(1.13)       $(0.04)      $(1.25)       $(0.79)
Foreign exchange (gain) loss                                                    0.48          0.22         0.85          0.20
Severance charge                                                                0.24            -          0.31            -
Adoption of SFAS 143                                                              -             -          0.04            -
                                                                             -------------------------------------------------
Loss per share excluding special items                                       $(0.86)       $(0.77)      $(1.76)       $(1.36)*
                                                                             -------------------------------------------------
* Includes a one-time tax benefit of $2.8 million ($0.05 per share)


         The company's average newsprint price was $18 per metric ton higher in the second quarter than the first quarter of 2003. Bowater's average operating costs per metric ton for newsprint in the second quarter were flat compared to the first quarter of 2003. The company curtailed approximately 53,000 metric tons of newsprint production in the second quarter, of which 35,000 were market related. The Company has informed its North American customers of a $50 per metric ton newsprint price increase effective August 1, 2003.

         Bowater's average transaction price in coated and specialty papers increased $17 per short ton compared to the first quarter, while average operating costs per ton for coated groundwood and specialty papers decreased by 4%. Shipments increased by 16% with the start-up of the recently converted Catawba, South Carolina newsprint machine to lightweight coated groundwood. The company expects its operating costs per ton in these grades to decline for the balance of the year due to the start-up of the Catawba machine and reduced labor costs.

         The company's average transaction price for market pulp increased $47 per metric ton compared to the first quarter. During the second quarter, the company curtailed production by 25,000 metric tons primarily related to wood fiber and weather related issues. The lower production combined with the strong Canadian dollar significantly raised the operating costs per ton of production. Market pulp shipments declined 22% from first quarter levels due to the production difficulties and weaker demand. As planned, the company expects that market pulp production will be temporarily curtailed by 31,000 metric tons in the third quarter primarily due to the replacement of the fiber line at the Catawba mill and the temporary shut of the Thunder Bay mill.

         The operating loss in lumber increased by $4.4 million as compared to the first quarter as the modest improvement in transaction costs was offset by an increase in manufacturing costs primarily due to the stronger Canadian dollar.


                                     (more)

         Bowater will hold a management conference call to discuss these financial results at 9:00 a.m. EDT, July 24, 2003. The conference call number is 800-230-1085 or 612-332-0345 (international). The call will also be broadcast via the Internet. Interested parties may connect to the Bowater web site at www.bowater.com, then follow the on-screen instructions for access to the call and related information. A replay of the call will be available from 1:30 p.m. EDT on Thursday, July 24, through Tuesday, August 5, on the web site or by dialing 800-475-6701 or 320-365-3844 (international) and using the access code 690340.

         Bowater Incorporated, headquartered in Greenville, SC, is a leading producer of newsprint and coated groundwood papers. In addition, the company makes uncoated groundwood papers, bleached kraft pulp and lumber products. The company has 12 pulp and paper mills in the United States, Canada and South Korea and 13 North American sawmills that produce softwood lumber. Bowater also operates two facilities that convert a groundwood base sheet to coated products. Bowater's operations are supported by approximately 1.4 million acres of timberlands owned or leased in the United States and Canada and 32 million acres of timber cutting rights in Canada. Bowater is one of the world's largest consumers of recycled newspapers and magazines. Bowater common stock is listed on the New York Stock Exchange, the Pacific Exchange and the London Stock Exchange. A special class of stock exchangeable into Bowater common stock is listed on the Toronto Stock Exchange (TSE:BWX).

         All amounts are in U.S. dollars.

         Statements in this news release that are not reported financial results or other historical information are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. They include, for example, statements about our business outlook, assessment of market conditions, strategies, future plans, future sales, prices for our major products, inventory levels, capital spending and tax rates. These forward-looking statements are not guarantees of future performance. They are based on management's expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. The risks and uncertainties relating to the forward-looking statements in this news release include those described under the caption "Cautionary Statement Regarding Forward-Looking Information" in Bowater's annual report on Form 10-K for the year ended December 31, 2002, and from time to time, in Bowater's other filings with the Securities and Exchange Commission.

                                      # # #



          BOWATER INCORPORATED AND SUBSIDIARIES
           CONSOLIDATED STATEMENT OF OPERATIONS
    (Unaudited, in millions except per share amounts)



                                                                     Three Months Ended              Six Months Ended
                                                                           June 30                         June 30
                                                                     ---------------------           ------------------
                                                                      2003           2002             2003          2002
                                                                     ---------------------           -------------------
Sales                                                             $    664.1        $ 646.8       $ 1,294.6      $ 1,271.0

Cost of sales, excluding depreciation, amortization
    and cost of timber harvested                                       554.1          508.5         1,070.6          979.1
Depreciation, amortization and cost of timber harvested                 86.0           86.1           168.5          172.4
Distribution costs                                                      62.4           50.7           124.5          107.2
Selling and administrative expense                                      34.0           40.4            70.8           75.9
Net gain on sale of assets (1)                                         104.0            3.5           115.1           75.0
                                                                       -----            ---           -----           ----
       Operating income (loss)                                          31.6          (35.4)          (24.7)          11.4

Other expense (income):
    Interest income                                                     (1.4)          (1.2)           (2.4)          (2.2)
    Interest expense, net of capitalized interest                       42.2           41.3            82.1           83.1
    Foreign exchange loss (gain)                                         5.6            4.6            13.8            3.5
    Other, net                                                          (3.1)           0.6            (3.0)           1.6
                                                                        ----            ---            ----            ---
                                                                        43.3           45.3            90.5           86.0
                                                                        ----           ----            ----           ----
Loss before income taxes, minority interests
and cumulative effect of accounting change                             (11.7)         (80.7)         (115.2)         (74.6)

Provision for income tax expense (benefit)                              17.6          (22.8)          (12.7)         (25.3)
Minority interests in the net income (loss) of subsidiaries             (3.6)          (4.2)           (7.2)          (5.8)
                                                                        -----          -----           -----          -----
Loss before cumulative effect of accounting change                     (25.7)         (53.7)          (95.3)         (43.5)
Cumulative effect of accounting change (2)                                 -              -            (2.1)             -
                                                                        ------         ------          ------        ------
Net loss                                                             $ (25.7)       $ (53.7)        $ (97.4)       $ (43.5)
                                                                       =======        =======         =======        =======


Basic loss per common share: (3)
   Loss before cumulative effect of accounting change                $ (0.45)       $ (0.95)        $ (1.67)       $ (0.77)
   Cumulative effect of accounting change                                  -              -           (0.04)             -
                                                                      -------        -------        --------       --------
    Net loss                                                         $ (0.45)       $ (0.95)        $ (1.71)       $ (0.77)
                                                                      =======        =======         =======        =======

Average common shares outstanding (3)                                   56.9           56.9            56.9           56.8
                                                                        ====           ====            ====           ====


Diluted loss per common share: (3)
  Loss before cumulative effect of accounting change                 $ (0.45)       $ (0.95)        $ (1.67)       $ (0.77)
  Cumulative effect of accounting change                                   -              -           (0.04)             -
                                                                       --------      -------         --------        --------
    Net loss                                                         $ (0.45)       $ (0.95)        $ (1.71)       $ (0.77)
                                                                       =======        =======         =======        =======


Average common and common equivalent shares outstanding (3)             56.9           56.9            56.9           56.8
                                                                        ====           ====            ====           ====



                      BOWATER INCORPORATED AND SUBSIDIARIES
                     (Unaudited, in millions of US dollars)


Consolidated Balance Sheet                                                        June 30               December 31
                                                                                   2003                    2002
                                                                                   ----                    ----
Current assets:
    Cash and cash equivalents                                                  $       82.7            $       35.9
    Accounts receivable, net                                                          338.4                   330.6
    Inventories                                                                       290.6                   257.2
    Income tax receivable                                                                 -                    75.6
    Other current assets                                                              120.4                    35.9
                                                                                      -----                    ----
        Total current assets                                                          832.1                   735.2
                                                                                      -----                   -----
Timber and timberlands                                                                188.2                   212.0
Fixed assets, net                                                                   3,603.1                 3,645.6
Goodwill                                                                              828.2                   839.9
Other assets                                                                          218.9                   157.6
                                                                                      -----                   -----
                                                                              $     5,670.5           $     5,590.3
                                                                              =============           =============
Current liabilities:
    Current installments of long-term debt                                     $       17.6            $       84.3
    Short-term bank debt                                                              111.8                   249.0
    Accounts payable and accrued liabilities                                          389.4                   411.9
    Dividends payable                                                                  11.3                    11.2
                                                                                       ----                    ----
        Total current liabilities                                                     530.1                   756.4
                                                                                      -----                   -----
Long-term debt, net of current installments                                         2,293.1                 2,037.4
Other long-term liabilities                                                           470.2                   450.7
Deferred income taxes                                                                 567.0                   518.2
Minority interests in subsidiaries                                                     71.3                    72.1
Shareholders' equity                                                                1,738.8                 1,755.5
                                                                                    -------                 -------
                                                                              $     5,670.5           $     5,590.3
                                                                              =============           =============



                                                                                        Six Months Ended
                                                                                               June 30
Consolidated Cash Flow                                                           --------------------------------------
                                                                                      2003                    2002
                                                                                 -------------         -------------
Cash flows from (used for) operating activities                                $      41.1          $        (23.8)
                                                                                  ------------          -------------
Cash flows from (used for) operating activities
    Cash invested in fixed assets, timber and timberlands                           (150.0)                 (125.0)
    Disposition of fixed assets, timber and timberlands                              140.3                    19.9
    Proceeds from monetization of note receivable (1)                                     -                   88.1
    Cash invested (maturity) of marketable securities, net
                                                                                          -                    1.7
                                                                                  ------------           -------------
                                                                                     (9.7)                   (15.3)
                                                                                     ----                    -----
Cash flows from (used for) financing activities:
    Cash dividends, including minority interests                                     (22.4)                  (26.6)
    Financing activities, net                                                         37.6                    61.1
    Stock options exercised                                                            0.2                     6.0
                                                                                   -------------          -------------
    Other                                                                                                        -
                                                                                   -------------          -----------
                                                                                       15.4                    40.5
                                                                                       ----                    ----
Net increase in cash and cash equivalents                                      $       46.8            $        1.4
                                                                                   ============            ============

BOWATER INCORPORATED AND SUBSIDIARIES
Notes to the Press Release and Unaudited Consolidated Financial Statements

     (1) During the three and six months ended June 30, 2003, Bowater sold fixed assets and land resulting in a net pre-tax gain of $104.0 million, or $1.13 per diluted share after tax, and $115.1 million, or $1.25 per diluted share after tax, respectively. In the second quarter of 2003, Bowater completed the sale of 81,768 acres of owned and leased timberlands for aggregrate consideration of $121.8 million. This transaction resulted in a pre-tax gain of approximately
$97.5 million. In January 2002, Bowater completed the sale of approximately 116,000 acres of timberland for aggregate consideration of $104.2 million, comprised of approximately $5.1 million in cash and $99.1 million in a note receivable. In March 2002, we monetized the $99.1 million note receivable for net cash proceeds of $88.1 million. These transactions resulted in a pre-tax gain of approximately $70.4 million.

     (2) Effective January 1, 2003, Bowater adopted Statement of Financial Accounting Standards (SFAS) No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. The adoption of SFAS No. 143 resulted in a non-cash, after tax cumulative effect charges of $2.1 million, or $0.04 per diluted share in the first quarter of 2003.

     (3) For the calculation of basic and diluted earnings per share for the three and six months ended June 30, 2003 and 2002, no adjustments to net income are necessary. The effect of dilutive securities is not included in the computation for the three and six months ended June 30, 2003 and 2002 to prevent antidilution.

     (4) A reconciliation of certain financial statement line items reported under generally accepted accounting principles ("GAAP") to earnings reported before special items is presented below. We believe that this measure allows investors to more easily compare our on-going operations and financial performance from period to period. This measure is not as complete as GAAP earnings; consequently, investors should rely on GAAP earnings. In addition to GAAP earnings, we use the other measures that we disclose in order to provide perspective on our financial performance.

                        Three Months Ended June 30, 2003
                (unaudited, in millions except per share amounts)

                                                           Adjustment for Special Items

                                          GAAP as       Land &    Foreign     Severance   Adoption      GAAP as
                                         reported    asset sales   exchange                of SFAS    adjusted for
                                                                                           No.143     Special items
                                      --------------------------------------------------------------------------------

      Operating income (loss)              $  31.6  $   (104.0)  $      -     $   20.8     $     -    $  (51.6)

      Foreign exchange loss (gain)
                                               5.6                   (5.6)                                   -
      Provision for income tax
      expense (benefit)                       17.6       (39.5)     (21.3)         7.3           -       (35.9)

      Minority interests in the net
      income (loss) of subsidiaries           (3.6)                  (0.7)                                (4.3)

      Net income (loss)                   $  (25.7)   $  (64.5)   $  27.6    $    13.5     $     -    $  (49.1)
                                        ================================================================================
      Shares
                                              56.9         56.9       56.9        56.9           -         56.9
                                        ================================================================================

       EPS                                $   (0.45)  $    (1.13)   $   0.48   $   0.24     $     -     $  (0.86)
                                        ================================================================================
      Effective tax rate                    -149.4%        38.0%     -376.6%      35.0%           -         40.3%
                                        ================================================================================

                        Three Months Ended June 30, 2002
                (unaudited, in millions except per share amounts)

                                                            Adjustment for Special Items

                                         GAAP as       Land &      Foreign     Severance  Adoption      GAAP as
                                         reported    asset sales   exchange               of SFAS    adjusted for
                                                                                          No.143     Special items
                                        --------------------------------------------------------------------------------

      Operating income (loss)             $ (35.4)   $    (3.5)  $      -        $    -     $     -    $ (38.9)


      Foreign exchange loss (gain)            4.6                    (4.6)                                   -

      Provision for income tax
      expense (benefit)                     (22.8)        (1.3)      (8.0)                               (32.1)

      Minority interests in the net
      income (loss) of subsidiaries          (4.2)                       -                                (4.2)

      Net income (loss)                   $ (53.7)   $    (2.2)   $   12.6      $    -     $     -     $ (43.3)
                                        ================================================================================

      Shares                                 56.9         56.9        56.9           -           -         56.9
                                        ================================================================================

      EPS                                $ (0.95)   $   (0.04)    $   0.22      $   -     $     -     $   (0.77)
                                        ================================================================================

      Effective tax rate                     28.1%        38.0%       -171.7%        -            -        40.2%
                                        ================================================================================


                         Six Months Ended June 30, 2003
                (unaudited, in millions except per share amounts)

                                                            Adjustment for Special Items

                                          GAAP as       Land &    Foreign     Severance   Adoption     GAAP as
                                         reported    asset sales   exchange               of SFAS    adjusted for
                                                                                          No.143     Special items
                                     -----------------------------------------------------------------------------


      Operating income (loss)             $ (24.7)   $ (115.1) $        -    $   27.5     $     -    $ (112.3)


      Foreign exchange loss (gain)           13.8                   (13.8)                                  -

      Provision for income tax
      expense (benefit)                     (12.7)      (43.7)      (33.6)        9.9                   (80.1)

      Minority interests in the net
      income (loss) of subsidiaries          (7.2)                   (1.3)                               (8.5)

      Cumulative effect of
      accounting change                      (2.1)                                             2.1            -

      Net income (loss)                   $ (97.4)  $    (71.4)   $   48.7    $   17.6   $     2.1    $ (100.4)
                                        ================================================================================

      Shares                                 56.9         56.9        56.9        56.9        56.9         56.9
                                        ================================================================================

       EPS                               $  (1.71)  $    (1.25)   $   0.85    $   0.31   $    0.04    $  (1.76)
                                        ================================================================================

      Effective tax rate                     29.3%        38.0%     -150.0%       36.0%       38.0%        42.4%
                                        ================================================================================


                         Six Months Ended June 30, 2002
                (unaudited, in millions except per share amounts)

                                                            Adjustment for Special Items

                                           GAAP as       Land &     Foreign       Severance     Adoption        GAAP as
                                          reported    asset sales   exchange                    of SFAS      adjusted for
                                                                                                No.143       Special items
                                        --------------------------------------------------------------------------------
      Operating income (loss)              $  11.4   $   (75.0)  $       -      $    -     $     -           $ (63.6)


      Foreign exchange loss (gain)             3.5                    (3.5)                                         -

      Provision for income tax
      expense (benefit)                      (25.3)       (30.3)      (7.8)                                    (63.4)

      Minority interests in the net
      income (loss) of subsidiaries           (5.8)                       -                                     (5.8)

      Net income (loss)                   $  (43.5)   $   (44.7)  $    11.3      $    -     $     -          $ (76.9)

                                        ================================================================================

      Shares                                  56.8         56.8        56.8           -           -             56.8
                                        ================================================================================

       EPS                                $   (0.77)   $   (0.79)   $   0.20      $    -     $     -         $  (1.36)
                                        ================================================================================

      Effective tax rate                      29.3%        38.0%     -150.0%           -           -             43.4%
                                        ================================================================================

     A schedule of historical financial and operating statistics is available upon request and on Bowater's web site (www.bowater.com).